Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS FOURTH QUARTER AND
FISCAL YEAR 2016 FINANCIAL RESULTS

•	Q4 Revenue of $7.6 Billion Grew 4% as Reported; 6% at Constant Currency

•	Q4 GAAP Diluted EPS of $0.78; Q4 Non-GAAP Diluted EPS of $1.27

•	FY16 Revenue of $28.8 Billion Grew 42% as Reported; 7% on a Comparable, Constant Currency Basis Including the Q1 Extra Week Benefit

•	FY16 GAAP Diluted EPS of $2.48; FY16 Non-GAAP Diluted EPS of $4.37

•	Company Sets Initial FY17 Revenue Growth Outlook and EPS Guidance

DUBLIN - May 31, 2016 - Medtronic plc (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year 2016, which ended April 29, 2016.

The company reported fourth quarter worldwide revenue of $7.567 billion, compared to the $7.304 billion reported in the fourth quarter of fiscal year 2015, an increase of 4 percent, or 6 percent on a constant currency basis. Foreign currency translation had a negative $179 million impact on fourth quarter revenue. As detailed in the financial schedules included through the link at the end of this release, fourth quarter non-GAAP net income and diluted earnings per share (EPS) were $1.796 billion and $1.27, an increase of 7 percent and 9 percent, respectively. As reported, fourth quarter GAAP net income and diluted EPS were $1.104 billion and $0.78.

Fourth quarter U.S. revenue of $4.217 billion represented 56 percent of company revenue and increased 4 percent. Non-U.S. developed market revenue of $2.393 billion represented 31 percent of company revenue and increased 3 percent, or 6 percent on a constant currency basis. Emerging market revenue of $957 million represented 13 percent of company revenue and increased 4 percent, or 15 percent on a constant currency basis.

Medtronic’s fiscal year 2016 revenue of $28.833 billion increased 42 percent, or 7 percent on a comparable, constant currency basis, which adjusts for the impact of foreign currency translation and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. 2016 revenue growth rates include the benefit from the extra week in the first quarter. Foreign currency translation had a negative $1.502 billion impact on fiscal year 2016 revenue. As detailed in the link at the end of this release, fiscal year 2016 non-GAAP earnings and diluted EPS were $6.228 billion and $4.37, an increase of 31 percent and 2 percent, respectively. As reported, fiscal year 2016 net earnings were $3.538 billion or $2.48 per diluted share, an increase of 32 percent and 3 percent, respectively.

“Our organization once again successfully delivered strong, balanced revenue growth across our groups and geographic regions - growing above the market and exceeding our revenue growth projections,” said Omar Ishrak, Medtronic chairman and chief executive officer. “This quarter caps a transformative year for Medtronic, our first full year after closing the largest ever MedTech acquisition. I am pleased with the execution and focus of our teams around the world who delivered sustained revenue growth and exceeded our Covidien cost synergy commitments.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic & Peripheral Vascular (APV) divisions. CVG worldwide fourth quarter revenue of $2.736 billion increased 5 percent, or 8 percent on a constant currency basis. CVG revenue performance was driven by strong, balanced growth across all three divisions.

•
CRHF fourth quarter revenue of $1.492 billion grew 7 percent, or 9 percent on a constant currency basis, significantly outperforming the market on the strength of the Amplia MRI™ and Compia MRI™ Quad CRT-D launches and ongoing Evera MRI® ICD launch in the U.S., adoption of the Micra® TPS pacemaker in Europe, continued global adoption of the Reveal LINQ® insertable cardiac monitor, and mid-thirties growth in AF Solutions on a constant currency basis.

•
CSH fourth quarter revenue of $816 million increased 3 percent, or 7 percent on a constant currency basis, led by high-twenties growth on a constant currency basis in transcatheter valves as a result of strong customer adoption of the CoreValve® Evolut® R. Coronary grew in the low-single digits on a constant currency basis driven by Resolute Onyx™ in Europe and emerging markets.

•
APV fourth quarter revenue of $428 million increased 5 percent, or 8 percent on a constant currency basis, driven by mid-single digit growth on a constant currency basis in Aortic, led by the continued strength of the Endurant® IIs aortic stent graft and solid adoption of the Heli-FX® EndoAnchor® System, as well as strong above-market growth of the clinically differentiated IN.PACT® Admiral® drug-coated balloon, which holds the leading market position in the U.S. and globally.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery (PMR) divisions. MITG worldwide fourth quarter revenue of $2.460 billion increased 3 percent, or 6 percent on a constant currency basis. MITG had a strong quarter of above-market growth in Surgical Solutions and low-single digit growth on a constant currency basis in PMR.

•
Surgical Solutions fourth quarter revenue of $1.358 billion increased 5 percent, or 9 percent on a constant currency basis, driven by double-digit growth on a constant currency basis in Advanced Energy and upper-single digit growth on a constant currency basis in Advanced Stapling. Early Technologies grew double-digits on a constant currency basis, led by strong growth in GI Solutions.

•
PMR fourth quarter revenue of $1.102 billion increased 1 percent, or 3 percent on a constant currency basis, driven by growth in Renal Care Solutions from the recent acquisition of Bellco, which offset negative revenue impacts resulting from the product hold of the Puritan Bennett™ 980 ventilator and recall of the battery pack in the Capnostream™ 20 capnography monitor.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. RTG worldwide fourth quarter revenue of $1.875 billion increased 1 percent, or 3 percent on a constant currency basis. Group results were driven by strong growth in Neurovascular and Surgical Technologies and improved results in Spine, which offset low-single digit declines on a constant currency basis in Neuromodulation.

•
Spine fourth quarter revenue of $737 million declined 1 percent, or was flat on a constant currency basis. Core Spine and Interventional Spine both delivered improved growth. BMP declined in the low-single digits on a constant currency basis, as mid-single digit growth in the U.S. only partially offset the continued loss of BMP sales in Europe as a result of a product hold.

•
Neuromodulation fourth quarter revenue of $494 million declined 5 percent, or declined 3 percent on a constant currency basis. In Drug Pumps, the business was negatively affected by challenges related to its April 2015 U.S. FDA consent decree as well as by a recent divestiture of its intrathecal baclofen drug. In addition, Pain Stim and Deep Brain Stimulation (DBS) declined, driven by competitive challenges.

•
Surgical Technologies fourth quarter revenue of $485 million increased 5 percent, or increased 7 percent on a constant currency basis, with high-teens growth on a constant currency basis in Advanced Energy and high-single digit growth on a constant currency basis in Neurosurgery, offsetting low-single digit declines on a constant currency basis in ENT.

•
Neurovascular fourth quarter revenue of $159 million increased 20 percent, or 23 percent on a constant currency basis, driven by continued strong growth in stents and flow diversion as a result of customer adoption of the company’s

Solitaire™ FR revascularization device for the treatment of ischemic stroke, as well as the Pipeline™ Flex device in the U.S. and Japan and Pipeline™ Shield in Europe for the treatment of intracranial aneurysms.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Diabetes Service & Solutions (DSS), and Non-Intensive Diabetes Therapies (NDT) divisions. Diabetes Group worldwide fourth quarter revenue of $496 million increased 6 percent, or 10 percent on a constant currency basis. The group had strong, broad-based performance across all three divisions.

•
IIM grew in the high-single digits on a constant currency basis, driven by continued strong sales in Europe and Asia Pacific of the MiniMed® 640G System with the enhanced Enlite® sensor and SmartGuard™ technology.

•	NDT grew over 230 percent on a constant currency basis, led by strong U.S. sales of the iPro®2 Professional Continuous Glucose Monitor (CGM) technology with Pattern Snapshot.

•
DSS grew in the high-single digits on a constant currency basis as a result of solid growth of consumables, revenue from the company’s acquisition of Diabeter in Europe, and continued strong growth of the MiniMed® Connect, where now over 16,000 people with diabetes are using the product to view their insulin pump and CGM information on a smartphone.

Revenue Outlook and EPS Guidance
The company today provided its initial 2017 revenue outlook and EPS guidance. The company’s baseline goal is to consistently grow revenue in the mid-single digits on a constant currency basis. In fiscal year 2017, given current trends, the company expects constant currency revenue growth to be in the upper-half of the mid-single digit range, which is in the range of 5 to 6 percent and excludes the estimated negative 150 basis point impact from the extra selling week the company had in the first quarter of fiscal year 2016. The company expects a negative impact from foreign currency in fiscal year 2017 of approximately $25 to $75 million based on current exchange rates.

In fiscal year 2017, the company expects non-GAAP diluted EPS in the range of $4.60 to $4.70, which includes an expected $0.20 to $0.25 negative foreign currency impact based on current exchange rates. The company indicated this guidance would imply diluted EPS growth in the range of 12 to 16 percent, after adjusting for the estimated impact of foreign currency translation and the extra selling week in the company’s first quarter of fiscal year 2016.

“As we enter our new fiscal year, we look forward to delivering on our robust pipeline of products and services, expanding our global reach to serve more patients, and partnering with others around the world to develop new value-based business models,” said Ishrak. “We believe that Medtronic can play a meaningful leadership role with others in healthcare that can lead to better outcomes for patients, while improving overall healthcare system performance.”

Webcast Information
Medtronic will host a webcast today, May 31, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the fourth quarter financial schedules and non-GAAP reconciliations, click here. To view the fourth quarter earnings presentation, click here. Both of these documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 85,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements related to product growth drivers, market position and opportunities, the transforming healthcare environment, strategies for and sustainability of growth, benefits from collaborations and acquisitions, availability of and plans for cash, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, challenges with respect to third-party collaborations and integration of acquired businesses, effectiveness of growth strategies, challenges relating to our worldwide operations, challenges or unforeseen risks in implementing our growth strategies, government regulation, fluctuations in foreign currency exchange rates, and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material. Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including free cash flow figures, revenue and growth rates on a comparable, constant currency basis, and constant currency growth rates, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Unless otherwise noted, all revenue amounts given in this press release are stated in accordance with U.S. generally accepted accounting principles (GAAP). References to quarterly or annual figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2015 and full fiscal year 2015, respectively.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP, and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.
-end-
View FY16 Fourth Quarter Financial Schedules & Non-GAAP Reconciliations
View FY16 Fourth Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	FOURTH QUARTER AS REPORTED			FOURTH QUARTER CONSTANT CURRENCY ADJUSTED				FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL (5)
(in millions)	FY16 Q4	FY15 Q4	Reported Growth	FY16 Q4	FY15 Q4	Currency Impact on Growth (6)	Constant Currency Growth (3)	FY16 Total	FY15 Total	Reported Growth	FY16 Total	FY15 Total (4)	Currency Impact on Growth (6)	Comparable Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$2,736	$2,596	5%	$2,736	$2,596	$(67)	8%	$10,196	$9,361	9%	$10,196	$9,854	$(576)	9%
Cardiac Rhythm & Heart Failure	1,492	1,398	7	1,492	1,398	(27)	9	5,465	5,245	4	5,465	5,245	(280)	10
Coronary & Structural Heart	816	792	3	816	792	(31)	7	3,093	3,038	2	3,093	3,038	(211)	9
Aortic & Peripheral Vascular	428	406	5	428	406	(9)	8	1,638	1,078	52	1,638	1,571	(85)	10

Minimally Invasive Therapies Group	2,460	2,387	3	2,460	2,387	(70)	6	9,563	2,387	NM	9,563	9,540	(578)	6
Surgical Solutions	1,358	1,293	5	1,358	1,293	(49)	9	5,265	1,293	NM	5,265	5,188	(385)	9
Patient Monitoring & Recovery	1,102	1,094	1	1,102	1,094	(21)	3	4,298	1,094	NM	4,298	4,352	(193)	3

Restorative Therapies Group	1,875	1,854	1	1,875	1,854	(26)	3	7,210	6,751	7	7,210	7,086	(247)	5
Spine	737	743	(1)	737	743	(8)	—	2,924	2,971	(2)	2,924	2,971	(89)	1
Neuromodulation	494	518	(5)	494	518	(7)	(3)	1,926	1,977	(3)	1,926	1,977	(72)	1
Surgical Technologies	485	461	5	485	461	(7)	7	1,773	1,671	6	1,773	1,671	(57)	10
Neurovascular	159	132	20	159	132	(4)	23	587	132	NM	587	467	(29)	32

Diabetes Group	496	467	6	496	467	(16)	10	1,864	1,762	6	1,864	1,762	(101)	12

TOTAL	$7,567	$7,304	4%	$7,567	$7,304	$(179)	6%	$28,833	$20,261	42%	$28,833	$28,242	$(1,502)	7%

NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.
(6) The quarterly currency impact on growth data in this schedule has been intentionally rounded to the nearest $1 million and, therefore, may not sum when calculating year-to-date data.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	FOURTH QUARTER AS REPORTED			FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL (4)
(in millions)	FY16 Q4	FY15 Q4	Reported Growth	FY16 Total	FY15 Total	Reported Growth	FY16 Total	FY15 Total (3)	Comparable Growth (1) (2)
Cardiac & Vascular Group	$1,411	$1,301	8%	$5,347	$4,435	21%	$5,347	$4,803	11%
Cardiac Rhythm & Heart Failure	844	761	11	3,126	2,799	12	3,126	2,799	12
Coronary & Structural Heart	322	314	3	1,264	1,160	9	1,264	1,160	9
Aortic & Peripheral Vascular	245	226	8	957	476	101	957	844	13

Minimally Invasive Therapies Group	1,252	1,230	2	5,014	1,230	NM	5,014	4,804	4
Surgical Solutions	577	540	7	2,283	540	NM	2,283	2,112	8
Patient Monitoring & Recovery	675	690	(2)	2,731	690	NM	2,731	2,692	1

Restorative Therapies Group	1,261	1,233	2	4,921	4,569	8	4,921	4,715	4
Spine	520	516	1	2,052	2,061	—	2,052	2,061	—
Neuromodulation	343	354	(3)	1,381	1,365	1	1,381	1,365	1
Surgical Technologies	313	297	5	1,182	1,077	10	1,182	1,077	10
Neurovascular	85	66	NM	306	66	NM	306	212	44

Diabetes Group	293	293	—	1,140	1,071	6	1,140	1,071	6

TOTAL	$4,217	$4,057	4%	$16,422	$11,305	45%	$16,422	$15,393	7%

NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(4) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	FOURTH QUARTER AS REPORTED			FOURTH QUARTER CONSTANT CURRENCY ADJUSTED				FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL (5)
(in millions)	FY16 Q4	FY15 Q4	Reported Growth	FY16 Q4	FY15 Q4	Currency Impact on Growth (6)	Constant Currency Growth (3)	FY16 Total	FY15 Total	Reported Growth	FY16 Total	FY15 Total (4)	Currency Impact on Growth (6)	Comparable Constant Currency Growth (1)(2)
U.S.	$1,411	$1,301	8%	$1,411	$1,301	$—	8%	$5,347	$4,435	21%	$5,347	$4,803	$—	11%
Non-U.S. Developed	905	903	—	905	903	(25)	3	3,283	3,412	(4)	3,283	3,506	(403)	5
Emerging Markets	420	392	7	420	392	(42)	18	1,566	1,514	3	1,566	1,545	(173)	13
Cardiac & Vascular Group	2,736	2,596	5	2,736	2,596	(67)	8	10,196	9,361	9	10,196	9,854	(576)	9

U.S.	1,252	1,230	2	1,252	1,230	—	2	5,014	1,230	NM	5,014	4,804	—	4
Non-U.S. Developed	901	856	5	901	856	(30)	9	3,299	856	NM	3,299	3,488	(396)	6
Emerging Markets	307	301	2	307	301	(40)	15	1,250	301	NM	1,250	1,248	(182)	15
Minimally Invasive Therapies Group	2,460	2,387	3	2,460	2,387	(70)	6	9,563	2,387	NM	9,563	9,540	(578)	6

U.S.	1,261	1,233	2	1,261	1,233	—	2	4,921	4,569	8	4,921	4,715	—	4
Non-U.S. Developed	421	426	(1)	421	426	(11)	1	1,542	1,556	(1)	1,542	1,660	(191)	4
Emerging Markets	193	195	(1)	193	195	(15)	7	747	626	19	747	711	(56)	13
Restorative Therapies Group	1,875	1,854	1	1,875	1,854	(26)	3	7,210	6,751	7	7,210	7,086	(247)	5

U.S.	293	293	—	293	293	—	—	1,140	1,071	6	1,140	1,071	—	6
Non-U.S. Developed	166	139	19	166	139	(10)	27	584	548	7	584	548	(79)	21
Emerging Markets	37	35	6	37	35	(6)	23	140	143	(2)	140	143	(22)	13
Diabetes Group	496	467	6	496	467	(16)	10	1,864	1,762	6	1,864	1,762	(101)	12

U.S.	4,217	4,057	4	4,217	4,057	—	4	16,422	11,305	45	16,422	15,393	—	7
Non-U.S. Developed	2,393	2,324	3	2,393	2,324	(76)	6	8,708	6,372	37	8,708	9,202	(1,069)	6
Emerging Markets	957	923	4	957	923	(103)	15	3,703	2,584	43	3,703	3,647	(433)	13
TOTAL	$7,567	$7,304	4%	$7,567	$7,304	$(179)	6%	$28,833	$20,261	42%	$28,833	$28,242	$(1,502)	7%
NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.
(6) The quarterly currency impact on growth data in this schedule has been intentionally rounded to the nearest $1 million and, therefore, may not sum when calculating year-to-date data.

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
	April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015
	(in millions, except per share data)
Net sales	$7,567	$7,304	$28,833	$20,261

Costs and expenses:
Cost of products sold	2,363	2,934	9,142	6,309
Research and development expense	575	528	2,224	1,640
Selling, general, and administrative expense	2,360	2,404	9,469	6,904
Special charges (gains), net	70	—	70	(38)
Restructuring charges, net	131	207	290	237
Certain litigation charges	—	42	26	42
Acquisition-related items	100	368	283	550
Amortization of intangible assets	483	468	1,931	733
Other (income) expense, net	(21)	(20)	107	118
Operating profit	1,506	373	5,291	3,766

Interest income	(110)	(113)	(431)	(386)
Interest expense	481	299	1,386	666
Interest expense, net	371	186	955	280
Income from operations before income taxes	1,135	187	4,336	3,486

Provision for income taxes	31	188	798	811

Net income (loss)	$1,104	$(1)	$3,538	$2,675

Basic earnings per share	$0.79	$—	$2.51	$2.44

Diluted earnings per share	$0.78	$—	$2.48	$2.41

Basic weighted average shares outstanding	1,400.7	1,422.3	1,409.6	1,095.5

Diluted weighted average shares outstanding	1,416.3	1,440.6	1,425.9	1,109.0

Cash dividends declared per ordinary share	$0.380	$0.305	$1.520	$1.220

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Three months ended April 29, 2016
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$7,567	$2,363	68.8%	$1,506	19.9%	$1,135	$1,104	$0.78
Non-GAAP Adjustments: (2)
Special charges (a)	—	—		70		70	44	0.03
Restructuring charges, net (b)	—	—		131		131	97	0.07
Acquisition-related items (c)	—	—		100		100	85	0.06
Amortization of intangible assets (d)	—	—		483		483	348	0.25
Debt tender premium (e)	—	—		—		183	118	0.08
Non-GAAP	$7,567	$2,363	68.8%	$2,290	30.3%	$2,102	$1,796	$1.27
Foreign currency impact	179	(21)	1.0	171	1.5			0.10
Constant Currency Adjusted	$7,746	$2,342	69.8%	$2,461	31.8%			$1.37

	Three months ended April 24, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$7,304	$2,934	59.8%	$373	5.1%	$187	$(1)	$—
Non-GAAP Adjustments: (2)
Impact of inventory step-up (f)	—	(623)		623		623	455	0.32
Impact of product technology upgrade commitment (g)	—	(74)		74		74	61	0.04
Restructuring charges, net (h)	—	(15)		222		222	157	0.11
Certain litigation charges, net (i)	—	—		42		42	27	0.02
Acquisition-related items (j)	—	—		368		368	268	0.19
Amortization of intangible assets (d)	—	—		468		468	362	0.25
Certain tax adjustments (k)	—	—		—		—	349	0.24
Non-GAAP	$7,304	$2,222	69.6%	$2,170	29.7%	$1,984	$1,678	$1.16	(1)

							Net Income	Diluted EPS
Year over year percent change:
GAAP							NM	—%
Non-GAAP							7%	9%
Adjusted Non-GAAP								18%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	The $44 million after-tax ($70 million pre-tax) special charge was recorded in connection with the impairment of a debt investment.

(b)
Includes a $114 million after-tax charge ($153 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $17 million after-tax ($22 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The fourth quarter fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs.

(c)	Primarily includes integration-related costs incurred in connection with the Covidien acquisition.

(d)	To exclude amortization of intangible assets.

(e)
The $118 million after-tax charge ($183 million pre-tax) charge was recorded in connection with the cash tender offer of certain outstanding debt securities issued by Medtronic, Inc. and Covidien International Finance S.A. The charge was recorded in interest expense, net in our condensed consolidated statements of income.

(f)
Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition, which was recorded in costs of products sold in our condensed consolidated statements of income.

(g)	Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.

(h)
Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative, partially offset by a $19 million after-tax ($26 million pre-tax) reversal of excess restructuring reserves related to certain legacy Medtronic and certain legacy Covidien restructuring initiatives. The restructuring charge for the fiscal year 2015 initiative consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), asset write-downs, contract termination fees, and other related costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2015 initiative primarily relates to the Covidien acquisition, strategic alignment of certain manufacturing processes, certain inventory rationalizations, and certain program cancellations. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(i)	Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other litigation matters.

(j)
Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition, of which $127 million after-tax ($189 million pre-tax) primarily relates to accelerated stock compensation expense incurred in the acquisition.

(k)	Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Fiscal year ended April 29, 2016
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$28,833	$9,142	68.3%	$5,291	18.4%	$4,336	$3,538	$2.48
Non-GAAP Adjustments: (2)
Impact of inventory step-up (a)	—	(226)		226		226	165	0.12
Special charges (b)				70		70	44	0.03
Restructuring charges, net (c)	—	(9)		299		299	221	0.15
Certain litigation charges (d)	—	—		26		26	17	0.01
Acquisition-related items (e)	—	—		283		283	212	0.15
Amortization of intangible assets (f)	—	—		1,931		1,931	1,467	1.03
Loss on previously held forward starting interest rate swaps (g)	—	—		—		45	29	0.02
Debt tender premium (h)	—	—		—		183	118	0.08
Certain tax adjustments (i)	—	—		—		—	417	0.29
Non-GAAP	$28,833	$8,907	69.1%	$8,126	28.2%	$7,399	$6,228	$4.37
Foreign currency impact	1,502	113	1.2	797	1.2			0.47
Constant Currency Adjusted	$30,335	$9,020	70.3%	$8,923	29.4%			$4.84

	Fiscal year ended April 24, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$20,261	$6,309	68.9%	$3,766	18.6%	$3,486	$2,675	$2.41
Non-GAAP Adjustments: (2)
Impact of inventory step-up (a)	—	(623)		623		623	455	0.41
Impact of product technology upgrade commitment (j)	—	(74)		74		74	61	0.06
Special (gains) charges, net (k)	—	—		(38)		(38)	(23)	(0.02)
Restructuring charges, net (l)	—	(15)		252		252	180	0.16
Certain litigation charges, net (m)	—	—		42		42	27	0.02
Acquisition-related items (n)	—	—		550		550	433	0.39
Amortization of intangible assets (f)	—	—		733		733	538	0.49
Impact of acquisition on interest expense (o)	—	—		—		77	49	0.04
Certain tax adjustments (p)	—	—		—		—	349	0.31
Non-GAAP	$20,261	$5,597	72.4%	$6,002	29.6%	$5,799	$4,744	$4.28	(1)

							Net Income	Diluted EPS
Year over year percent change:
GAAP							32%	3%
Non-GAAP							31%	2%
Adjusted Non-GAAP								13%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)
Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition, which was recorded in costs of products sold in our condensed consolidated statements of income.

(b)	The $44 million after-tax ($70 million pre-tax) special charge was recorded in connection with the impairment of a debt investment.

(c)
Includes a $274 million after-tax charge ($364 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $53 million ($65 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines.

(d)	Relates to probable and reasonably estimable INFUSE product liability litigation.

(e)
Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.

(f)	To exclude amortization of intangible assets.

(g)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (i). The losses were recorded in interest expense, net in our condensed consolidated statements of income.

(h)
The $118 million after-tax charge ($183 million pre-tax) charge was recorded in connection with the cash tender offer of certain outstanding debt securities issued by Medtronic, Inc. and Covidien International Finance S.A. The charge was recorded in interest expense, net in our condensed consolidated statements of income.

(i)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries. Also includes a benefit related to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary the Company expects to dispose of during the foreseeable future.

(j)	Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.

(k)
The $23 million after-tax ($38 million pre-tax) special gain includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of the MicroFrance product line, and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investments.

(l)
Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative and a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $25 million after-tax ($34 million pre-tax) reversal of excess restructuring reserves related to certain legacy Medtronic and certain legacy Covidien restructuring initiatives. The restructuring charge for the fiscal year 2015 initiative consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), asset write-downs, contract termination fees, and other related costs. This restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2015 initiative primarily relates to the Covidien acquisition, strategic alignment of certain manufacturing processes, certain inventory rationalizations, and certain program cancellations. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.

(m)	Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other litigation matters.

(n)
Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs), of which $127 million after-tax ($189 million pre-tax)primarily relates to accelerated or incremental stock compensation expense incurred in the acquisition.

(o)
Represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness. The Covidien acquisition closed on January 26, 2015.

(p)	Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.

MEDTRONIC PLC
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(Unaudited)

Three months ended
(in millions)	April 29, 2016
Net cash provided by operating activities	$1,326
Additions to property, plant, and equipment	(353)
Free Cash Flow (1)	$973

Adjustments: (2)
Restructuring utilization (a)	30
Certain litigation payments, net (b)	(21)
Acquisition-related items (c)	85
Income tax impact (d)	(20)
Tax payments (e)	355
Adjusted Free Cash Flow (3)	$1,402
See description of non-GAAP financial measures at the end of the earnings press release.

(1) Free cash flow represents operating cash flows less property, plant, and equipment additions.

(2) Adjustments relate to cash outflows or inflows that management believes may or may not recur with similar materiality or impact on results in future periods.

(a) Restructuring utilization less asset write-offs.

(b) Certain litigation payments, net of cash received pursuant to the C.R. Bard agreement of $40 million.

(c) Acquisition-related items include integration and transaction costs, primarily related to the Covidien acquisition, excluding the change in the fair value of contingent consideration and other non-cash charges.

(d) The income tax impact for restructuring utilization, certain litigation payments, net, and acquisition-related items is based on the jurisdiction in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(e) The adjustment for tax payments is comprised of $191 million, net paid under the Tyco tax sharing agreement and $164 million as a result of the internal reorganization of the ownership of certain legacy Covidien businesses.

(3) Adjusted free cash flow represents free cash flow adjusted to exclude restructuring utilization, certain litigation payments, net of related cash receipts, acquisition-related items, and specific tax payments.

MEDTRONIC PLC
FOURTH QUARTER SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE, NET ON A CONSTANT CURRENCY BASIS
(Unaudited)

	Three months ended April 29, 2016
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other (Income) Expense, net	Other (Income) Expense, net as a Percentage of Net Sales
As reported	$7,567	$2,360	31.2%	$575	7.6%	$(21)	(0.3)%
Foreign currency impact	179	52		2		(25)
Constant currency adjusted	$7,746	$2,412	31.1%	$577	7.4%	$(46)	(0.6)%

MEDTRONIC PLC
FISCAL YEAR SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE, NET ON A CONSTANT CURRENCY BASIS
(Unaudited)

	Fiscal year ended April 29, 2016
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other (Income) Expense, net	Other (Income) Expense, net as a Percentage of Net Sales
As reported	$28,833	$9,469	32.8%	$2,224	7.7%	$107	0.4%
Foreign currency impact	1,502	451		27		114
Constant currency adjusted	$30,335	$9,920	32.7%	$2,251	7.4%	$221	0.7%

MEDTRONIC PLC
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE FOR NINE MONTHS ENDED JANUARY 23, 2015
INCLUDED IN SUPPORT OF THE INFORMATION PROVIDED ON SLIDE 10 OF THE MDT Q4 FY16 EARNINGS PRESENTATION DATED MAY 31, 2016
(Unaudited)

(in millions, except per share data)	Historical Medtronic(1)	Historical Covidien(2)	Reclassification Adjustments	Footnote Reference	Adjustment to Align Fiscal Months(3)	Financing Adjustments	Combined
Net sales	$12,957	$8,108	$—		$(128)	$—	$20,937
Selling, general, and administrative expense	4,644	2,870	(48)	A	123		7,460
			(66)	B
			1	C
			(9)	D
			126	E
			(181)	F
Research and development expense	1,112	419	3	D	2	—	1,536
Other expense (income), net	138	104	48	A	(16)	—	316

(1) For the nine months ended January 23, 2015
(2) For the nine months ended December 26, 2014
(3) Represents increase (decrease) in Covidien results for the nine months ended January 23, 2015 as compared to Covidien results for the nine months ended December 26, 2014.

Certain reclassifications have been made to Covidien’s historical financial statements to conform to Medtronic’s presentation, as follows:
A. To reclassify Covidien’s medical device excise tax from selling, general, and administrative expense to other expense (income), net.
B. To reclassify Covidien’s amortization of definite-lived intangible assets from cost of products sold and selling, general, and administrative expense to amortization of intangible assets.
C. To reclassify Covidien’s net gains and losses on foreign exchange transactions and related gains and losses on associated hedge transactions from cost of products sold and selling, general, and administrative expense to other expense (income), net.
D. To reclassify certain of Covidien’s stock-based compensation expense from selling, general, and administrative expense to cost of products sold and research and development expense.
E. To reclassify certain of Covidien’s shipping and handling costs from cost of products sold to selling, general, and administrative expense.
F. To reclassify Covidien’s litigation and environmental charges from selling, general, and administrative expense to certain litigation charges, net. The litigation charge resulted from an increase to Covidien's estimated indemnification obligation for certain pelvic mesh product liability cases. The environmental charge related to probable and reasonably estimated incremental costs to remediate a site in Orrington, Maine following a court decision affirming a compliance order issued by the Maine Board of Environmental Protection.

MEDTRONIC PLC
NON-GAAP RECONCILIATION FOR THE NINE MONTHS ENDED JANUARY 23, 2015
INCLUDED IN SUPPORT OF THE INFORMATION PROVIDED ON SLIDE 10 OF THE MDT Q4 FY16 EARNINGS PRESENTATION DATED MAY 31, 2016
(Unaudited)

(in millions, except per share data)	Selling, general, and administrative expense	Other expense(income), net
Combined	$7,460	$316
Medtronic reported Non-GAAP Adjustments
Special (gains) charges(a)	38	—
Acquisition-related items(b)	(182)	—
Covidien reported non-GAAP adjustments
Acquisition-related items(c)	(1)	—
Impairment of in-process research and development (d)	(94)	—
Transaction costs(e)	(45)	—
Impact of tax sharing agreement(f)	—	(96)
As adjusted	$7,176	$220

(a) To exclude the impact of a charitable cash donation made to the Medtronic Foundation, a gain on divestiture recognized in connection with the sale of a product line in the Surgical Technologies division, and a net gain recognized in connection with the sale of a certain equity method investment.

(b) To exclude the impact of Medtronic's acquisition-related items, primarily costs incurred in connection with the Covidien acquisition.
(c) To exclude Covidien acquisition-related costs, including $12 million of charges recorded in cost of products sold related to the sale of acquired inventory that had been written up to fair value upon acquisition and adjustments to contingent consideration.

(d) To exclude the impairment of in-process research and development related to Covidien's drug coated balloon platform, which was sold in connection with Medtronic's acquisition of Covidien.
(e) To exclude transaction costs incurred by Covidien resulting from Medtronic's acquisition of Covidien.
(f) To exclude the non-interest portion of the impact of Covidien's tax sharing agreement with Tyco International plc and TE Connectivity Ltd.

Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC PLC
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE FOR THE FISCAL YEAR ENDED APRIL 24, 2015
INCLUDED IN SUPPORT OF THE INFORMATION PROVIDED ON SLIDE 10 OF THE MDT Q4 FY16 EARNINGS PRESENTATION DATED MAY 31, 2016
(Unaudited)

(in millions, except per share data)	Combined(1)	Medtronic plc(2)	Comparable
Net sales	$20,938	$7,304	$28,242
Selling, general, and administrative expense	7,460	2,772	10,232
Research and development expense	1,536	528	2,064
Other expense (income), net	316	(20)	296

Income from continuing operations per share
Diluted	$2.58	$—	$2.57

Weighted average shares outstanding
Diluted	$1,438.2	$1,440.6	$1,438.4

(1) Combined results for the nine months ended January 23, 2015
(2) Medtronic plc results for the three months ended April 24, 2015
(3) Combined weighted average shares outstanding have been calculated as if the shares issued in conjunction with the Covidien transaction had been issued and outstanding as of April 26, 2014, the beginning of fiscal year 2015.

MEDTRONIC PLC
COMBINED NON-GAAP RECONCILIATION FOR THE FISCAL YEAR ENDED APRIL 24, 2015
INCLUDED IN SUPPORT OF THE INFORMATION PROVIDED ON SLIDE 10 OF THE MDT Q4 FY16 EARNINGS PRESENTATION DATED MAY 31, 2016
(Unaudited)

(in millions, except per share data)	Net Sales	Gross Margin Percent	Selling, general, and administrative expense	Other expense, net	Diluted EPS(4)
Combined	$28,242	67.8%	$10,232	$296	2.57
Medtronic reported non-GAAP adjustments(1)
Impact of inventory step-up	—		—	—	0.32
Impact of product technology upgrade commitment	—		—	—	0.04
Special (gains) charges	—		38	—	(0.02)
Restructuring charges, net	—		—	—	0.13
Certain litigation charges, net	—		—	—	0.02
Acquisition-related items	—		(550)	—	0.30
Certain tax adjustments	—		—	—	0.24
Covidien reported non-GAAP adjustments(2)
Restructuring charges, net	—		—	—	0.04
Acquisition-related costs	—		(1)	—	0.01
Legal charge	—		—	—	0.09
Impairment of in-process research and development	—		(94)	—	0.05
Transaction costs	—		(45)	—	0.03
Adjustment to gain on divestiture	—		—	(4)	—
Impact of tax sharing agreement	—		—	(96)	0.07
Tax matters	—		—	—	(0.16)
As adjusted	$28,242	70.3%	$9,580	$196	3.73
Combined amortization of intangible assets(5)					0.47
As adjusted, excluding combined amortization of intangible assets (Combined Diluted EPS)(3)					4.20
(1) For the fiscal year ended April 24, 2015
(2) For the nine months ended December 26, 2014
(3) Combined Cash EPS is calculated as diluted EPS excluding Medtronic and Covidien reported non-GAAP adjustments and combined amortization of intangible assets.
(4) Combined diluted EPS does not include an adjustment to exclude the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015 of $77 million.
(5) To exclude combined amortization of intangible assets.

For details on Medtronic and Covidien reported non-GAAP adjustments for the fiscal year ended April 24, 2015, see Non-GAAP Reconciliation for the nine months ended January 23, 2015.

Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 29, 2016	April 24, 2015
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,876	$4,843
Investments	9,758	14,637
Accounts receivable, less allowances of $161 and $144, respectively	5,562	5,112
Inventories	3,473	3,463
Tax assets	697	1,335
Prepaid expenses and other current assets	1,234	1,454

Total current assets	23,600	30,844

Property, plant, and equipment, net	4,841	4,699

Goodwill	41,265	40,530
Other intangible assets, net	26,899	28,101
Long-term tax assets	1,383	774
Other assets	1,559	1,737

Total assets	$99,547	$106,685

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$993	$2,434
Accounts payable	1,709	1,610
Accrued compensation	1,712	1,611
Accrued income taxes	566	935
Deferred tax liabilities	—	119
Other accrued expenses	2,185	2,464

Total current liabilities	7,165	9,173

Long-term debt	30,247	33,752
Long-term accrued compensation and retirement benefits	1,759	1,535
Long-term accrued income taxes	2,903	2,476
Long-term deferred tax liabilities	3,729	4,700
Other long-term liabilities	1,916	1,819

Total liabilities	47,719	53,455

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	53,931	54,414
Accumulated other comprehensive loss	(2,103)	(1,184)
Total shareholders’ equity	51,828	53,230
Total liabilities and shareholders’ equity	$99,547	$106,685

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2016	2015	2014
(in millions)
Operating Activities:
Net income	$3,538	$2,675	$3,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,820	1,306	850
Amortization of debt discount and issuance costs	29	76	8
Acquisition-related items	218	634	110
Provision for doubtful accounts	49	35	43
Deferred income taxes	(460)	(926)	(207)
Stock-based compensation	376	439	145
Loss on debt extinguishment	163	—	—
Other, net	(111)	(134)	(28)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(435)	(413)	(70)
Inventories	(186)	(282)	(39)
Accounts payable and accrued liabilities	(66)	1,616	(117)
Other operating assets and liabilities	(403)	643	444
Certain litigation charges, net	26	42	770
Certain litigation payments	(340)	(809)	(15)
Net cash provided by operating activities	5,218	4,902	4,959
Investing Activities:
Acquisitions, net of cash acquired	(1,213)	(14,884)	(385)
Additions to property, plant, and equipment	(1,046)	(571)	(396)
Purchases of investments	(5,406)	(7,582)	(10,895)
Sales and maturities of investments	9,924	5,890	8,111
Other investing activities, net	(14)	89	(29)
Net cash provided by (used in) investing activities	2,245	(17,058)	(3,594)
Financing Activities:
Acquisition-related contingent consideration	(22)	(85)	(1)
Change in short-term borrowings, net	7	(1)	127
Repayment of short-term borrowings (maturities greater than 90 days)	(139)	(150)	(1,301)
Proceeds from short-term borrowings (maturities greater than 90 days)	139	150	1,176
Issuance of long-term debt	—	19,942	1,994
Payments on long-term debt	(5,132)	(1,268)	(565)
Dividends to shareholders	(2,139)	(1,337)	(1,116)
Issuance of ordinary shares	491	649	1,307
Repurchase of ordinary shares	(2,830)	(1,920)	(2,553)
Other financing activities	82	(31)	14
Net cash (used in) provided by financing activities	(9,543)	15,949	(918)
Effect of exchange rate changes on cash and cash equivalents	113	(353)	37
Net change in cash and cash equivalents	(1,967)	3,440	484
Cash and cash equivalents at beginning of period	4,843	1,403	919
Cash and cash equivalents at end of period	$2,876	$4,843	$1,403
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,379	$632	$521
Interest	1,266	578	394

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Twelve Months Ended April 29, 2016	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Adjustment (3)	FY15 Comparable Historical Revenue	FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$10,196	$9,361	$497	$9,858	$(4)	$9,854	9%	$(576)	9%
Cardiac Rhythm & Heart Failure	5,465	5,245	—	5,245	—	5,245	4	(280)	10
Coronary & Structural Heart	3,093	3,038	—	3,038	—	3,038	2	(211)	9
Aortic & Peripheral Vascular	1,638	1,078	497	1,575	(4)	1,571	52	(85)	10

Minimally Invasive Therapies Group	9,563	2,387	7,261	9,648	(108)	9,540	NM	(578)	6
Surgical Solutions	5,265	1,293	3,952	5,245	(57)	5,188	NM	(385)	9
Patient Monitoring & Recovery	4,298	1,094	3,309	4,403	(51)	4,352	NM	(193)	3

Restorative Therapies Group	7,210	6,751	350	7,101	(15)	7,086	7	(247)	5
Spine	2,924	2,971	—	2,971	—	2,971	(2)	(89)	1
Neuromodulation	1,926	1,977	—	1,977	—	1,977	(3)	(72)	1
Surgical Technologies	1,773	1,671	—	1,671	—	1,671	6	(57)	10
Neurovascular	587	132	350	482	(15)	467	NM	(29)	32

Diabetes Group	1,864	1,762	—	1,762	—	1,762	6	(101)	12

TOTAL	$28,833	$20,261	$8,108	$28,369	$(127)	$28,242	42%	$(1,502)	7%

NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H=(A-F)/F
	Medtronic As Reported Twelve Months Ended April 29, 2016	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Adjustment (3)	FY15 Comparable Historical Revenue	FY16 Reported Growth	Comparable Growth (1)(2)
Cardiac & Vascular Group	$5,347	$4,435	$372	$4,807	$(4)	$4,803	21%	11%
Cardiac Rhythm & Heart Failure	3,126	2,799	—	2,799	—	2,799	12	12
Coronary & Structural Heart	1,264	1,160	—	1,160	—	1,160	9	9
Aortic & Peripheral Vascular	957	476	372	848	(4)	844	101	13

Minimally Invasive Therapies Group	5,014	1,230	3,593	4,823	(19)	4,804	NM	4
Surgical Solutions	2,283	540	1,574	2,114	(2)	2,112	NM	8
Patient Monitoring & Recovery	2,731	690	2,019	2,709	(17)	2,692	NM	1

Restorative Therapies Group	4,921	4,569	158	4,727	(12)	4,715	8	4
Spine	2,052	2,061	—	2,061	—	2,061	—	—
Neuromodulation	1,381	1,365	—	1,365	—	1,365	1	1
Surgical Technologies	1,182	1,077	—	1,077	—	1,077	10	10
Neurovascular	306	66	158	224	(12)	212	NM	44

Diabetes Group	1,140	1,071	—	1,071	—	1,071	6	6

TOTAL	$16,422	$11,305	$4,123	$15,428	$(35)	$15,393	45%	7%

NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Twelve Months Ended April 29, 2016	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Adjustment (3)	FY15 Comparable Historical Revenue	FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
U.S.	$5,347	$4,435	$372	$4,807	$(4)	$4,803	21%	$—	11%
Non-U.S. Developed	3,283	3,412	94	3,506	—	3,506	(4)	(403)	5
Emerging Markets	1,566	1,514	31	1,545	—	1,545	3	(173)	13
Cardiac & Vascular Group	10,196	9,361	497	9,858	(4)	9,854	9	(576)	9

U.S.	5,014	1,230	3,593	4,823	(19)	4,804	NM	—	4
Non-U.S. Developed	3,299	856	2,696	3,552	(64)	3,488	NM	(396)	6
Emerging Markets	1,250	301	972	1,273	(25)	1,248	NM	(182)	15
Minimally Invasive Therapies Group	9,563	2,387	7,261	9,648	(108)	9,540	NM	(578)	6

U.S.	4,921	4,569	158	4,727	(12)	4,715	8	—	4
Non-U.S. Developed	1,542	1,556	106	1,662	(2)	1,660	(1)	(191)	4
Emerging Markets	747	626	86	712	(1)	711	19	(56)	13
Restorative Therapies Group	7,210	6,751	350	7,101	(15)	7,086	7	(247)	5

U.S.	1,140	1,071	—	1,071	—	1,071	6	—	6
Non-U.S. Developed	584	548	—	548	—	548	7	(79)	21
Emerging Markets	140	143	—	143	—	143	(2)	(22)	13
Diabetes Group	1,864	1,762	—	1,762	—	1,762	6	(101)	12

U.S.	16,422	11,305	4,123	15,428	(35)	15,393	45	—	7
Non-U.S. Developed	8,708	6,372	2,896	9,268	(66)	9,202	37	(1,069)	6
Emerging Markets	3,703	2,584	1,089	3,673	(26)	3,647	43	(433)	13
TOTAL	$28,833	$20,261	$8,108	$28,369	$(127)	$28,242	42%	$(1,502)	7%

NM - Not meaningful
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(3) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.